Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

BEL FUSE INC.

Adopted March 27, 2020

ARTICLE I

OFFICES

SECTION 1.   Principal Office. The principal office of the corporation shall be at 206 Van Vorst Street, in the City of Jersey City, County of Hudson, and State of New Jersey.

SECTION 2.   Other Offices. The corporation may have other offices at such other places, within or without the State of New Jersey, as may from time to time be determined by the Board of Directors and as the business of the corporation shall require.

ARTICLE II

SHAREHOLDERS' MEETINGS

SECTION 1.   Annual Meeting. The annual meeting of shareholders shall be held at the principal office of the corporation in the State of New Jersey, or at such other place within the State of New Jersey or, to the extent provided by law, in part or solely by means of remote communication, as may be determined by the Board of Directors and as shall be designated in the notice of said annual meeting. Said annual meeting shall be held during May or June of each year on such date and at such hour as may be directed in said notice by the Board of Directors. Said annual meeting shall be held for the purpose of electing directors of the corporation, and for the transaction of such other business as may properly be brought before the meeting.  The corporation may, upon authorization of the Board of Directors, postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors.

If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be practicable. At such meeting the shareholders shall elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 1 of Article II. For business, including but not limited to, nominations for election to the Board of Directors, to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof, in writing, to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books and records, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder proposing such business, and (d) any material interest of the shareholder in such business. In addition, in the event that the notice contains one or more nominations for election to the Board of Directors, the shareholder’s notice shall set forth (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee of the Board of Directors to determine whether the candidate or candidates satisfy the criteria established pursuant to the Certificate of Incorporation for director candidates. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with these procedures. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with these provisions (including, but not limited to, a nomination for director not being made in accordance with the foregoing procedures), and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted or, in the case of a defective nomination, shall be disregarded.

SECTION 2.   Special Meetings.   Special meetings of the shareholders may be called on the order of the President or of a majority of the Board of Directors. Such special meetings shall be held at the principal offices of the corporation in the State of New Jersey or at such other place within the State of New Jersey or, to the extent provided by law, in part or solely by means of remote communication, as may be determined by the Board of Directors and as shall be designated in the notice of said meeting. Except as required by law, special meetings of shareholders may not be called by the shareholders of the corporation.  The corporation may, upon authorization of the Board of Directors, postpone, reschedule or cancel any special meeting of shareholders previously scheduled by the Board of Directors.

SECTION 3.   Notice of Meetings. Written notice of all meetings of the shareholders shall be mailed to or delivered to each shareholder at least 10 days prior to the meeting. Notice of any special meeting shall state in general terms the purposes for which the meeting is to be held, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and entitled to vote at such meeting. If mailed, such notice shall be directed to each shareholder at his address as it appears on the stock book. At any meeting at which all shareholders shall be present, or of which all shareholders not present have waived notice in writing, the giving of notice as required herein may be dispensed with.

SECTION 4.   Quorum. A quorum at all meetings of shareholders shall consist of the holders of record of a majority of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy, and entitled to vote, may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 5. Organization. Meetings of the shareholders shall be presided over by the President, or if he is not present, by the Vice President, or if neither the President nor the Vice President is present, by a chairman to be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting. If neither the Secretary nor an Assistant Secretary is present, the meeting may choose any person present to act as secretary of the meeting.

SECTION 6. Voting. In accordance with the Restated Certificate of Incorporation of the corporation (as it may be further amended or restated from time to time, the “Certificate of Incorporation”), voting power in the election of directors and for all other purposes shall be vested exclusively in the holders of Class A Common Stock, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held.  Notwithstanding anything to the contrary contained in the Certificate of Incorporation or these By-Laws,  no action may be taken without the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Class A Common Stock with respect to any (i) amendment of the Certificate of Incorporation, (ii) merger or consolidation of the corporation with one or more other corporations, (iii) sale, conveyance, lease, mortgage, pledge, or exchange of all or substantially all of the corporation's property or assets or (iv) liquidation, dissolution, or winding up of the corporation, except as otherwise provided in the New Jersey Business Corporation Act.  Holders of the Class B Common Stock shall have no voting rights on any matters except as otherwise required by law or expressly provided in the Certificate of Incorporation.

Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, which proxy shall be filed with the Secretary of the meeting before being voted.  Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof.

SECTION 7. Inspectors. At all elections of directors, the polls shall be opened and closed, the ballots and proxies received, and all questions touching upon the qualifications of owners shall be determined by two inspectors of election, who shall be chosen by the presiding officers. No such inspectors shall be a candidate for election as a director.

SECTION 8. List of Shareholders. A complete list of the shareholders entitled to vote at the ensuing election, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of the shareholder, shall be prepared by the Secretary or other officer of the corporation having charge of said stock ledger. Such list shall be open to the examination of any shareholder during ordinary business hours for a period of at least 10 days prior to the election either at the place within the municipality where the election is to be held, which place shall be specified in the notice of the meeting, or at the principal office of the corporation, and the list shall be produced and kept at the time and place of the election during the whole time thereof, subject to the inspection of any shareholder who may be present.

SECTION 9.   Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1.   Powers, Number, Qualifications, Term, Quorum and Vacancies. The property, affairs and business of the corporation shall be managed by its Board of Directors, consisting of not less than three nor more than eleven persons. The precise number of directors shall be fixed by the Board of Directors each year prior to the annual meeting of shareholders.

A majority of members of the Board of Directors, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting without further notice, from time to time, until a quorum shall have been obtained.

Any vacancy in the Board of Directors, including a vacancy caused by an increase in the number of directors, may be filled only by a vote of three-quarters of the full Board of Directors.

SECTION 2.   Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of New Jersey as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon call of the Chairman of the Board of Directors, the President, Vice President, or Secretary or any two directors, by written notice, electronic mail, telex or telegram, or oral notice to each director, not less than one (1) day before such meeting. The annual meeting of the Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of the shareholders or immediately following any adjournment thereof for the purpose of the organization of the Board and the election and appointment of officers for the ensuing year and for the transaction of such other business as may conveniently and properly be brought before such meeting.

Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all of the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

SECTION 3.   Committees. The Board of Directors may appoint from among its members an Executive Committee of not less than two (2) nor more than five (5) members, one of whom shall be the President, and shall designate one of such members as chairman of the committee. The Board of Directors may also appoint from its own numbers a Finance Committee, Audit Committee, Compensation Committee, Nominating Committee and such other committees as the Board may determine, which shall in each case consist of not less than two (2) directors and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors. The Board may also designate one or more of its members as alternates to serve as a member of any committee in the absence of a regular member. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

SECTION 4.   Dividends. Subject always to the provisions of applicable law and the Certificate of Incorporation the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to shareholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

SECTION 5.   Voting. At all meetings of the Board of Directors, each director is to have one (1) vote irrespective of the number of shares of stock that he may hold.

SECTION 6.   Indemnification of Directors and Officers. Every person who is or was a director or officer of the corporation, or any such person who serves or served in any similar capacity with any other enterprise at the request of the corporation, shall be indemnified by the corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director or officer of the corporation, or of serving or having served such other enterprise in such capacity, whether or not he is a director or officer of the corporation, or continues to serve such other enterprise in such capacity, at the time the expenses or liabilities are incurred.

SECTION 7.   Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if prior to or subsequent to such action a written consent thereto is signed by all members of the Board or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or the committee.

SECTION 8.   Contracts. No contract or other transaction between the corporation and any other corporation and no other act of the corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

ARTICLE IV

OFFICERS

SECTION 1.   Number. At the first meeting after their election, the Board of Directors shall elect the officers of the corporation. The Board shall elect a President, a Secretary and a Treasurer. It may also elect a Chairman of the Board, and may from time to time elect one or more Vice Presidents. The Board of Directors may also elect one or more Assistant Secretaries and one or more Assistant Treasurers, and such other officers, agents and employees as it may deem proper. Any two offices may be held by the same person.

SECTION 2.   Term and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office with or without cause, at any time by the affirmative vote of the majority of the whole number of Directors then in office. A vacancy in any office arising from any cause shall be filled for the unexpired portion of the term by the Board of Directors.

SECTION 3.   Powers and Duties. The officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Chairman of the Board, if any, shall preside over all board meetings. If no Chairman of the Board is present, the President shall exercise this power. The Vice President or Vice Presidents, the Assistant Secretary or Assistant Secretaries and the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the President, Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the President, Secretary or Treasurer, respectively.

SECTION 4. Voting Corporation's Securities. Unless otherwise ordered by the Board of Directors, the President, or in the event of his inability to act, any Vice President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation, as owner, might exercise if present. The Board of Directors may confer like power upon any other person or persons by resolutions adopted from time to time.

ARTICLE V

CORPORATE SEAL

The seal of the corporation shall be as follows:

ARTICLE VI

CERTIFICATES OF STOCK

SECTION 1.   Issuance, Form and Transfers. The Board of Directors by resolution may authorize the issuance and sale of authorized but unissued shares of the stock of the corporation for such consideration, but no less than par value, as fixed by resolution. No shareholder shall have any pre-emptive rights to such shares.

The interest of each shareholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe, or the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the corporation shall be uncertificated shares of stock.

Transfers of the shares of capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article, and  with respect to certificated shares on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation or concerning uncertificated shares.

The certificates of stock shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the President, Executive Vice President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimile, engraved or printed. Where in case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

SECTION 2. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty (60) days before any shareholders' meeting, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences or rights or evidences of interests arising out of any change, conversion or exchange of capital stock. Provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may in its discretion fix a time not more than sixty (60) days before the date of any meeting of shareholders, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the time as of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive any such dividend, distribution, rights or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only shareholders of record at the time so fixed shall be entitled to receive such dividend, distributions, rights or interests.

SECTION 3.   Lost, Stolen, Destroyed, or Mutilated Certificates.  In case of the loss, stolen, mutilation or destruction of a certificate of stock, a duplicate may be issued upon such terms as the Board of Directors shall prescribe.

SECTION 4.   Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

SECTION 5.   Examination of  Books by Shareholders. Subject to law, the Board shall have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the corporation, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the corporation.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following, unless otherwise determined by the Board of Directors.

ARTICLE VIII

AMENDMENTS

The power to alter, amend or repeal the By-Laws, or to adopt new By-Laws shall be vested in the Board of Directors; provided, however, that any By-Laws or amendment thereto as adopted by the Board of Directors may be altered, amended or repealed by vote of the shareholders entitled to vote for the election of the Directors, or a new By-Law in lieu thereof may be adopted by the vote of such shareholders. No By-Law which has been altered, amended or adopted by such vote of the shareholders may be altered, amended or repealed by the Board of Directors until two years have expired since such action by vote of the shareholders.

Except as otherwise provided in the last sentence of this paragraph, any alteration, amendment, repeal or adoption of new By-Laws by the Board of Directors shall be by majority vote of the Board of Directors. Except as otherwise provided in the last sentence of this paragraph, any alteration, amendment, repeal or adoption of new By-Laws by the shareholders shall be by the affirmative vote of a majority in interest of the shareholders of the corporation present in person or by proxy at any annual or special meeting of shareholders at which a quorum is present. Notwithstanding the foregoing, the following sections of the By-Laws may be altered, amended or repealed only upon the affirmative vote of at least three-quarters of the Board of Directors or the holders of at least two-thirds of the shares entitled to vote thereon: Section 1 of Article II; Section 2 of Article II; the last two paragraphs of Section 1 of Article III and this paragraph of Article VIII.